EXHIBIT 10.7

Name	# of Options Awarded

Brian Krogol	83,700
Victor Galliano	27,900
Robert Mattucci	27,900
Ramon Mejido	27,900
Dagoberto Gonzalez	10,000
Margaret Ruiz	10,000

Total	187,400

Maximum Aggregate Options	300,000
Remaining Options in Plan	112,600